UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 8, 2017 (March 3, 2017)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 15, 2016, Breitburn Energy Partners LP (the “Partnership”) and certain of its affiliates filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re Breitburn Energy Partners LP, et al.”, Case No. 16-11390.

2017 Key Employee Incentive Program

By order entered on March 3, 2017, the Bankruptcy Court approved the Partnership’s 2017 Key Employee Incentive Program (“2017 KEIP”). The participants in the 2017 KEIP are the following named executive officers of Breitburn GP LLC, the Partnership’s general partner (“General Partner”): Halbert S. Washburn, Chief Executive Officer; Mark L. Pease, President and Chief Operating Officer; James G. Jackson, Executive Vice President and Chief Financial Officer; and Gregory C. Brown, Executive Vice President, General Counsel and Chief Administrative Officer. The 2017 KEIP has substantially identical terms and conditions as the 2016 Key Employee Incentive Program (the “Former Program”) previously disclosed in the Partnership’s Current Report on Form 8-K dated September 21, 2016, except for the adoption of revised performance metrics for fiscal year 2017 and the modification of the timing of award payments so that they are on the same schedule as the Partnership’s other employee compensation programs.

Pursuant to the terms of the 2017 KEIP, participants will be eligible to receive quarterly cash payments made at the conclusion of each quarterly performance period ending March 31, June 30, September 30 and December 31, 2017. Payments are contingent on the Partnership meeting certain performance metrics tied to production and lease operating expense. The performance metrics were approved by the Compensation and Governance Committee of the Board of Directors of the General Partner and are the same basic performance metrics utilized in the Partnership’s 2017 Key Employee Program (“2017 KEP”), also approved by the same order of the Bankruptcy Court, that covers 109 other key employees, including W. Jackson Washburn, Senior Vice President and a named executive officer of the General Partner. The 2017 KEP has substantially identical terms and conditions as the 2016 Key Employee Program, except for the adoption of revised performance metrics for fiscal year 2017. The performance metrics for the 2017 KEIP will be measured for each quarterly performance period, but will be adjusted relative to cumulative performance at the end of 2017. The maximum aggregate amount payable to all participants under the 2017 KEIP is $9,657,180, which preserves the same ten percent reduction incorporated in the Former Program.

Participants in the 2017 KEIP must be employed by the Partnership on the scheduled payment dates in order to receive a payment under the program. If a participant voluntarily terminates his employment or is terminated other than for “Good Reason” either before the earlier of the effective date of the Partnership’s plan of reorganization or before April 15, 2018, the participant must repay all amounts net of taxes received under the 2017 KEIP as of such date. If a chapter 11 plan of reorganization becomes effective before December 31, 2017, participants shall be entitled to retain any earned awards and shall receive a pro rata portion of the award for the quarterly performance period in which the plan of reorganization becomes effective.

The foregoing description of the 2017 KEIP does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreements, which will be filed as exhibits to a future filing by the Partnership, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: March 8, 2017	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer